CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated March 30, 2011 on Dreyfus New York Municipal Cash Management for the fiscal year ended January 31, 2011 which is incorporated by reference in Post-Effective Amendment No. 29 to the Registration Statement (Form N-1A Nos. 33-42431 and 811-6395) of Dreyfus New York Municipal Cash Management.

                                                                                                ERNST & YOUNG LLP

New York, New York

May 24, 2011